EXHIBIT 23(j)




                                                 INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Growth & Income Fund:

     We consent to the use in this Registration Statement of Oppenheimer Global Growth & Income Fund of our report dated October 21, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement; and to the references to our firm under the headings "Financial Highlights" included in the Prospectus and "Independent Auditors" included in the Statement of Additional Information, both of which are parts of such Registration Statement.

                                                              /s/ KPMG LLP
                                                  _______________________
                                                             KPMG LLP



Denver, Colorado
January 25, 1999